ACACIA
PATENT ACQUISITION LLC

January 13, 2009

David Gestetner
CEO
ERoom System Technologies, Inc.
1072 Madison Ave.
Lakewood, NJ 08701

Dear David:

Pursuant to Sections 1.2 and 1.3 of the Exclusive License Agreement, we have completed our due diligence investigation and have determined that the Patents are not acceptable. Therefore, the Agreement has been automatically terminated.

We thank you for the opportunity to consider your patents and wish you the best in your future endeavors.

Regards,

Dooyong Lee
Executive Vice President

500 Newport Center Drive, 7th Floor, Newport Beach, CA 92660
949.480.8308 949.480.8379 (fax)
email: clients@acaciares.com www.acaciatechnologies.com